                                                                    Exhibit 23.1
                                                                    ------------


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Vertel Corporation:


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-70896 of Vertel Corporation on Form S-3 of our reports dated February 5, 2001, appearing in the Annual Report on Form 10-K of Vertel Corporation for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated July 26, 2001 on the balance sheet of Trigon Technology Group, Inc. as of December 31, 2000 and the related statement of operations, shareholders' equity, and cash flows for the year ended December 31, 2000, appearing in the Current Report on Form 8-K/A of Vertel Corporation dated May 30, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                    /s/ Deloitte & Touche LLP
                                    Deloitte & Touche LLP


Los Angeles, California
December 12, 2001

Supplemental Analysis of Sonoma's Ownership Interests

January 15, 1998 & Prior:
-------------------------

      Prior to the January 1998 Sonoma financings, we owned approximately 99% of the outstanding voting equity and economic interests of Sonoma, with the remaining 1% held by former stock option holders who had previously exercised their options.

Giving Effect to Sonoma's Series C Preferred Stock Financing in January and
---------------------------------------------------------------------------
March 1998:
-----------

                                                         % Owned      % Owned
                                            Shares      by Vertel  by Investors
Non-voting interests:
   Series A preferred stock 1            2,363,636        100.00%
   Series B preferred stock 2            1,691,122        100.00%
                                    --------------
                                         4,054,758        100.00%
                                    --------------
Voting interests:
   Series C preferred stock 3           17,808,874         19.68%        80.32%
   Common stock 4,5                         22,714         57.23%        42.77%
                                    --------------
                                        17,831,588         19.75%        80.25%
                                    --------------
Total interests                         21,886,346
                                    ==============

Giving Effect to Sonoma's Series D Preferred Stock Financing in November and
----------------------------------------------------------------------------
December 1998:
--------------

                                                        % Owned     % Owned
                                           Shares      by Vertel  by Investors
Non-voting interests:
   Series A preferred stock 1           2,363,636        100.00%
   Series B preferred stock 2           1,691,122        100.00%
                                   --------------
                                        4,054,758        100.00%
                                   --------------
Voting interests:
   Series C preferred stock 3          17,808,874         14.45%        85.55%
   Series D preferred stock 3           6,199,095                      100.00%
   Common stock 4,5                       269,739          4.82%        95.18%
                                   --------------
                                       24,277,708         14.51%        85.49%
                                   --------------
Total interests                        28,332,466
                                   ==============

Giving Effect the Sale of all our Sonoma Series B & C Preferred Stock in
------------------------------------------------------------------------
December 1998:
--------------

                                                         % Owned      % Owned
                                            Shares      by Vertel  by Investors
Non-voting interests:
   Series A preferred stock 1             2,363,636        100.00%
   Series B preferred stock 2             1,691,122                      100.00%
                                    ---------------
                                          4,054,758         58.29%        41.71%
                                    ---------------
Voting interests:
   Series C preferred stock 3            17,808,874                      100.00%
   Series D preferred stock 3             6,199,095                      100.00%
   Common stock 4,5                         269,739          4.82%        95.18%
                                    ---------------
                                         24,277,708          0.05%        99.95%
                                    ---------------
Total interests                          28,332,466
                                    ===============

Giving Effect to Sonoma's Series E Preferred Stock Financing in 1999:
---------------------------------------------------------------------

                                                        % Owned      % Owned
                                           Shares      by Vertel  by Investors
Non-voting interests:
   Series A preferred stock 1            2,363,636        100.00%
   Series B preferred stock 2            1,691,122                      100.00%
                                   ---------------
                                         4,054,758         58.29%        41.71%
                                   ---------------
Voting interests:
   Series C preferred stock 3           17,808,874                      100.00%
   Series D preferred stock 3            6,199,095                      100.00%
   Series E preferred stock 3            2,067,248                      100.00%
   Common stock 4,5                        465,572          2.79%        97.21%
                                   ---------------
                                        26,540,789          0.05%        99.95%
                                   ---------------
Total interests                         30,595,547
                                   ===============


Summary of our Interests from January 1999 to December 31, 2000:
----------------------------------------------------------------

      Starting in January 1999 our remaining investment in Sonoma consisted of common stock and Series A preferred stock, which was valued at approximately $1,000,000 and was carried at cost as an investment on our balance sheet. In October 2000, our remaining $1,000,000 investment in Sonoma was converted to the same value of Nortel Networks Corporation common stock on the purchase of Sonoma by Nortel.

Notes:
-----

  1 The Series A preferred stock was non-voting, not convertible, had no liquidation preferences and was redeemable for $1,000,000.

  2 The Series B preferred stock was non-voting, convertible to common on a 1-to-1 basis either upon an IPO or majority vote of holders, redeemable and had a liquidation preference equal to the amount paid by the investors.

  3 The Series C, D & E preferred stock voted and was convertible on a 1-to-1 basis and had a liquidation preference equal to the amount paid by the investors. The Series D and E preferred stock was redeemable.

  4 The common stock voted on a 1-to-1 basis and had no liquidation preferences.

  5 Subsequent to our becoming a passive investor in Sonoma as a result of the early 1998 financings, Sonoma's employees exercised options, further diluting our ownership interests. We do not know the specific date when such option exercises occurred and therefore have reflected them as outstanding as of the dates indicated for simplicity of presentation. This information was derived from Sonoma's Form S-1 filing dated February 28, 2000.